                                                        PROSPECTUS   May 4, 2000



   PRUDENTIAL
   GOVERNMENT INCOME FUND, INC.


     FUND TYPE Government securities

     INVESTMENT OBJECTIVE High current return

                         [GRAPHIC -- BUILD ON THE ROCK]


As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the Fund's shares nor has the SEC determined that this prospectus is complete or accurate. It is a criminal offense to state otherwise.


                                                               [PRUDENTIAL LOGO]

TABLE OF CONTENTS
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
1       RISK/RETURN SUMMARY
1       Investment Objective and Principal Strategies
1       Principal Risks
2       Evaluating Performance
3       Fees and Expenses

5       HOW THE FUND INVESTS
5       Investment Objective and Policies
7       Other Investments and Strategies
11      Investment Risks

16      HOW THE FUND IS MANAGED
16      Board of Directors
16      Manager
16      Investment Adviser
18      Distributor

19      FUND DISTRIBUTIONS AND TAX ISSUES
19      Distributions
20      Tax Issues
21      If You Sell or Exchange Your Shares

23      HOW TO BUY, SELL AND EXCHANGE SHARES OF THE FUND
23      How to Buy Shares
31      How to Sell Your Shares
35      How to Exchange Your Shares
36      Telephone Redemptions or Exchanges

38      FINANCIAL HIGHLIGHTS
38      Class A Shares
39      Class B Shares
40      Class C Shares
41      Class Z Shares

44      THE PRUDENTIAL MUTUAL FUND FAMILY

        FOR MORE INFORMATION (Back Cover)


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     PRUDENTIAL GOVERNMENT INCOME FUND, INC.  [LOGO] (800) 225-1852

RISK/RETURN SUMMARY
- -------------------------------------

This section highlights key information about the PRUDENTIAL GOVERNMENT INCOME FUND, INC. which we refer to as "the Fund." Additional information follows this summary.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES
Our investment objective is HIGH CURRENT RETURN. We normally invest at least 65% of the Fund's total assets in U.S. Government securities, including U.S. Treasury bills, notes, bonds, strips and other debt securities issued by the U.S. Treasury, and obligations, including mortgage-related securities, issued or guaranteed by U.S. Government agencies or instrumentalities. We may also engage in active trading. While we make every effort to achieve our objective, we can't guarantee success.
    The investment adviser has a team of fixed-income professionals, including credit analysts and traders, with experience in many sectors of the U.S. and foreign fixed-income securities markets. In deciding which portfolio securities to buy and sell, the investment adviser will consider economic conditions and interest rate fundamentals. The investment adviser will also evaluate individual issues within each bond sector based upon their relative investment merit and will consider factors such as yield and potential for price appreciation, as well as credit quality, maturity and risk.

PRINCIPAL RISKS

Although we try to invest wisely, all investments involve risk. The debt obligations in which the Fund invests are subject to the risk of losing value because interest rates change or there is a lack of confidence in the borrower. In addition, these securities may be subject to the risk that the issuer may be unable to make principal and interest payments when they are due. Mortgage-related securities are also subject to prepayment risk, which means that if they are prepaid, the Fund may have to replace them with lower-yielding securities.


    The Fund may actively and frequently trade its portfolio securities. High portfolio turnover results in higher transaction costs and can affect the Fund's performance and have adverse tax consequences.

    Like any mutual fund, an investment in the Fund could lose value, and you could lose money. For more detailed information about the risks associated with the Fund, see "How the Fund Invests--Investment Risks."
    An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
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                                                                               1

RISK/RETURN SUMMARY
- ------------------------------------------------

EVALUATING PERFORMANCE

A number of factors--including risk--can affect how the Fund performs. The following bar chart shows the Fund's performance for each full calendar year of operation for the last 10 years. The bar chart and table below demonstrate the risk of investing in the Fund by showing how returns can change from year to year and by showing how the Fund's average annual total returns compare with those of a broad measure of market performance and a group of similar mutual funds. Past performance does not mean that the Fund will achieve similar results in the future.


ANNUAL RETURNS* (CLASS B SHARES)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

1990   7.07%
1991  14.32%
1992   5.83%
1993   6.90%
1994  -4.76%
1995  19.01%
1996   0.81%
1997   8.56%
1998   8.02%
1999  -3.60%

BEST QUARTER: 6.49% (2nd quarter of 1995)
WORST QUARTER: -3.45% (1st quarter of 1994)

* THESE ANNUAL RETURNS DO NOT INCLUDE SALES CHARGES. IF THE SALES CHARGES WERE INCLUDED, THE ANNUAL RETURNS WOULD BE LOWER THAN THOSE SHOWN. WITHOUT THE DISTRIBUTION AND SERVICE (12b-1) FEE WAIVER, THE ANNUAL RETURNS WOULD HAVE BEEN LOWER, TOO.


  AVERAGE ANNUAL RETURNS(1) (AS OF 12-31-99)



                                1 YR   5 YRS  10 YRS     SINCE INCEPTION
  Class A shares                (7.03)% 6.09%   N/A   6.47% (since 1-22-90)
  Class B shares                (8.60)% 6.13% 5.99%   6.95% (since 4-22-85)
  Class C shares                (5.49)% 6.16%   N/A   5.34% (since 8-1-94)
  Class Z shares                (2.93)%   N/A   N/A   4.65% (since 3-4-96)
  Lehman Bros. Government Bond
   Index(2)                     (2.23)% 7.44% 7.48%            N/A
  Lipper Average(3)             (3.02)% 6.50% 6.63%            N/A



1 THE FUND'S RETURNS ARE AFTER DEDUCTION OF SALES CHARGES AND EXPENSES. WITHOUT THE DISTRIBUTION AND SERVICE (12b-1) FEE WAIVER FOR CLASS A,
     CLASS B, AND CLASS C SHARES, THE RETURNS WOULD HAVE BEEN LOWER.
2 THE LEHMAN BROTHERS GOVERNMENT BOND INDEX (GOV'T BOND INDEX) -- AN UNMANAGED INDEX OF SECURITIES ISSUED OR BACKED BY THE U.S. GOVERNMENT, ITS AGENCIES AND INSTRUMENTALITIES WITH BETWEEN ONE AND THIRTY YEARS REMAINING TO MATURITY -- GIVES A BROAD LOOK AT HOW U.S. GOVERNMENT BONDS WITH SUCH MATURITIES HAVE PERFORMED. THESE RETURNS DO NOT INCLUDE THE EFFECT OF ANY SALES CHARGES OR OPERATING EXPENSES OF A MUTUAL FUND. THESE RETURNS WOULD BE LOWER IF THEY INCLUDED THE EFFECT OF SALES CHARGES AND OPERATING EXPENSES. GOV'T BOND INDEX RETURNS SINCE THE INCEPTION OF EACH CLASS ARE 108.70% FOR CLASS A, 242.76% FOR CLASS B, 41.64% FOR CLASS C AND 22.72% FOR CLASS Z SHARES. SOURCE: LEHMAN BROTHERS.
3 THE LIPPER AVERAGE IS BASED ON THE AVERAGE RETURN OF ALL MUTUAL FUNDS IN THE LIPPER GENERAL U.S. GOVERNMENT BOND FUND CATEGORY. THESE RETURNS DO NOT INCLUDE THE EFFECT OF ANY SALES CHARGES. THESE RETURNS WOULD BE LOWER IF THEY INCLUDED THE EFFECT OF SALES CHARGES. LIPPER RETURNS SINCE THE INCEPTION OF EACH CLASS ARE 93.23% FOR CLASS A, 190.44% FOR CLASS B, 35.24% FOR CLASS C AND 18.42% FOR CLASS Z SHARES. SOURCE: LIPPER INC.

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2  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                 [LOGO] (800) 225-1852

RISK/RETURN SUMMARY
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FEES AND EXPENSES

These tables show the sales charges, fees and expenses that you may pay if you buy and hold shares of each class of the Fund--Class A, B, C and Z. Each share class has different sales charges-- known as loads--and expenses, but represents an investment in the same fund. Class Z shares are available only to a limited group of investors. For more information about which share class may be right for you, see "How to Buy, Sell and Exchange Shares of the Fund."


  SHAREHOLDER FEES(1) (PAID DIRECTLY FROM YOUR INVESTMENT)

                                CLASS A  CLASS B  CLASS C  CLASS Z
  Maximum sales charge (load)
   imposed on purchases (as a
   percentage of offering
   price)                           4%     None       1%     None
  Maximum deferred sales
   charge (load) (as a
   percentage of the lower of
   original purchase price or
   sale proceeds)                 None    5%(2)    1%(3)     None
  Maximum sales charge (load)
   imposed on reinvested
   dividends and other
   distributions                  None     None     None     None
  Redemption fees                 None     None     None     None
  Exchange fee                    None     None     None     None


  ANNUAL FUND OPERATING EXPENSES (DEDUCTED FROM FUND ASSETS)



                                CLASS A  CLASS B  CLASS C  CLASS Z
  Management fees                 .50%      .50%    .50%     .50%
  + Distribution and service
   (12b-1) fees(4)                .30%     1.00%   1.00%     None
  + Other expenses                .19%      .19%    .19%     .19%
  = Total annual Fund
   operating expenses             .99%     1.69%   1.69%     .69%
  - Fee waiver or expense
   reimbursement(4)               .05%     .175%    .25%     None
  = NET ANNUAL FUND OPERATING
   EXPENSES                       .94%     1.52%   1.44%     .69%



1 YOUR BROKER MAY CHARGE YOU A SEPARATE OR ADDITIONAL FEE FOR PURCHASES AND SALES OF SHARES.
2 THE CONTINGENT DEFERRED SALES CHARGE (CDSC) FOR CLASS B SHARES DECREASES BY 1% ANNUALLY TO 1% IN THE FIFTH AND SIXTH YEARS AND 0% IN THE SEVENTH YEAR. CLASS B SHARES CONVERT TO CLASS A SHARES APPROXIMATELY SEVEN YEARS AFTER PURCHASE.
3 THE CDSC FOR CLASS C SHARES IS 1% FOR SHARES REDEEMED WITHIN 18 MONTHS OF PURCHASE.
4 FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2001, THE DISTRIBUTOR OF THE FUND HAS CONTRACTUALLY AGREED TO REDUCE ITS DISTRIBUTION AND SERVICE (12b-1) FEES FOR CLASS A, CLASS B AND CLASS C SHARES TO .25 OF 1%, .825 OF 1% AND .75 OF 1% OF THE AVERAGE DAILY NET ASSETS OF CLASS A, CLASS B AND CLASS C SHARES, RESPECTIVELY.

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                                                                               3

RISK/RETURN SUMMARY
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EXAMPLE

This example will help you compare the fees and expenses of the Fund's different share classes and compare the cost of investing in the Fund with the cost of investing in other mutual funds.


    The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same, except for the Distributor's reduction of distribution and service (12b-1) fees for Class A, Class B and Class C shares during the first year. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



                                1 YR  3 YRS  5 YRS   10 YRS
  Class A shares                $492   $698    $921  $1,560
  Class B shares                $654   $816  $1,001  $1,710
  Class C shares                $345   $603    $985  $2,057
  Class Z shares                 $70   $221    $384    $859


You would pay the following expenses on the same investment if you did not sell your shares:


                                1 YR  3 YRS  5 YRS  10 YRS
  Class A shares                $492   $698   $921  $1,560
  Class B shares                $154   $516   $901  $1,710
  Class C shares                $245   $603   $985  $2,057
  Class Z shares                 $70   $221   $384    $859


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4  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                 [LOGO] (800) 225-1852

HOW THE FUND INVESTS
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INVESTMENT OBJECTIVE AND POLICIES

The Fund's investment objective is HIGH CURRENT RETURN. While we make every effort to achieve our objective, we can't guarantee success.


    The Fund seeks to achieve its objective by investing under normal market conditions at least 65% of its total assets in U.S. GOVERNMENT SECURITIES. These include DEBT OBLIGATIONS ISSUED BY THE U.S. TREASURY. Treasury securities are all backed by the full faith and credit of the U.S. Government, which means that payment of interest and principal is guaranteed, but yield and market value are not.

    The Fund may also acquire U.S. Government securities in the form of custodial receipts that show ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds. Such notes or bonds are held in custody by a bank on behalf of the owners. These custodial receipts are commonly referred to as TREASURY STRIPS.

    The Fund may also invest in other DEBT OBLIGATIONS ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT and government-related entities. Some of these debt securities are backed by the full faith and credit of the U.S. Government. These include obligations of the Government National Mortgage Association (GNMA or "Ginnie Mae"), the Farmers Home Administration and the Export-Import Bank. Debt securities issued by other government entities, like obligations of the Federal National Mortgage Association (FNMA or "Fannie Mae"), the Federal Home Loan Mortgage Corporation (FHLMC or "Freddie Mac"), the Federal Home Loan Bank, the Tennessee Valley Authority and the United States Postal Service are not backed by the full faith and credit of the U.S. Government. However, these issuers have the right to borrow from the U.S. Treasury to meet their obligations. In contrast, the debt securities of other issuers, like the Farm Credit System, depend entirely upon their own resources to repay their debt obligations.


    The Fund has no limitations with respect to the maturities of portfolio securities in which it may invest.


    The Fund invests in MORTGAGE-RELATED SECURITIES issued or guaranteed by U.S. governmental entities. The Fund may also invest in privately issued MORTGAGE-RELATED SECURITIES. These securities are usually pass-through instruments that pay investors a share of all interest and principal payments from an underlying pool of fixed or adjustable rate mortgages. Mortgage-related securities issued by the U.S. Government or its agencies

- ------------------------------------------------------------------------------

HOW THE FUND INVESTS
- ------------------------------------------------


include FNMAs, GNMAs and FHLMCs. The U.S. Government or the issuing agency directly or indirectly guarantees the payment of interest and principal on these securities. Privately issued mortgage-related securities are not guaranteed by U.S. governmental entities and generally have one or more types of credit enhancement to ensure timely receipt of payments and to protect against default.


    Mortgage pass-through securities include collateralized mortgage obligations, real estate mortgage investment conduits, multi-class pass-through securities, stripped mortgage-backed securities and balloon payment mortgage-backed securities. A COLLATERALIZED MORTGAGE OBLIGATION (CMO) is a security backed by an underlying portfolio of mortgages or mortgage-backed securities that may be issued or guaranteed by a bank or by U.S. governmental entities. A REAL ESTATE MORTGAGE INVESTMENT CONDUIT (REMIC) is a security issued by a U.S. Government agency or private issuer and secured by real property. REMICs consist of classes of regular interest, some of which may be adjustable rate, and a single class of residual interests. The Fund does not intend to invest in residual interests. A MULTI-CLASS PASS-THROUGH SECURITY is an equity interest in a trust composed of underlying mortgage assets. Payments of principal of and interest on the mortgage assets and any reinvestment income thereon provide funds to pay debt service on the CMO or to make scheduled distributions on the multi-class pass-through security. A STRIPPED MORTGAGE-BACKED SECURITY (MBS STRIP) may be issued by U.S. governmental entities or by private institutions. MBS strips take the pieces of a debt security (principal and interest) and break them apart. The resulting securities may be sold separately and may perform differently. The Fund may also invest in BALLOON PAYMENT MORTGAGE-BACKED SECURITIES, which are amortizing mortgage securities offering payments of principal and interest, the last payment of which is predominantly principal.


    The values of mortgage-related securities vary with changes in market interest rates generally and changes in yields among various kinds of mortgage-related securities. Such values are particularly sensitive to changes in prepayments of the underlying mortgages. For example, during periods of falling interest rates, prepayments tend to accelerate as homeowners and others refinance their higher rate mortgages; these prepayments reduce the anticipated duration of the mortgage-related securities. Conversely, during periods of rising interest rates, prepayments

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6  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                 [LOGO] (800) 225-1852

HOW THE FUND INVESTS
- ------------------------------------------------


can be expected to decelerate, which has the effect of extending the anticipated duration at the same time that the value of the securities declines. MBS strips tend to be even more highly sensitive to changes in prepayment and interest rates than mortgage-related securities and CMOs generally.


    The Fund may also engage in ACTIVE TRADING--that is, frequent trading of its securities--in order to take advantage of new investment opportunities or yield differentials. There may be tax consequences, such as a possible increase in short-term capital gains or losses, when the Fund sells a security without regard to how long it has held the security. In addition, active trading may result in greater transaction costs, which will reduce the Fund's return.

    For more information, see "Investment Risks" below and the Statement of Additional Information, "Description of the Fund, Its Investments and Risks." The Statement of Additional Information--which we refer to as the SAI--contains additional information about the Fund. To obtain a copy, see the back cover page of this prospectus.
    The Fund's investment objective is a fundamental policy that cannot be changed without shareholder approval. The Board of the Fund can change investment policies of the Fund that are not fundamental.


OTHER INVESTMENTS AND STRATEGIES


In addition to the principal strategies, we also may use the following investment strategies to increase the Fund's returns or protect its assets if market conditions warrant.



ASSET-BACKED SECURITIES


The Fund may invest up to 20% of the Fund's total assets in PRIVATELY-ISSUED ASSET-BACKED SECURITIES. An asset-backed security is another type of pass-through instrument that pays interest based upon the cash flow of an underlying pool of assets, such as automobile loans and credit card receivables.



FOREIGN BANK OBLIGATIONS

The Fund may invest in OBLIGATIONS OF FOREIGN BANKS AND FOREIGN BRANCHES OF U.S. BANKS only if, after making that investment, all such investments would make up less than 10% of the Fund's total assets (determined at the time of investment).
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                                                                               7

HOW THE FUND INVESTS
- ------------------------------------------------


    The Fund may invest in OBLIGATIONS OF THE INTERNATIONAL BANK FOR RECONSTRUCTION AND DEVELOPMENT (THE WORLD BANK). Obligations of the World Bank are supported by appropriated but unpaid commitments of its member countries, including the U.S., and there is no assurance these commitments will be undertaken or met in the future.



FIXED AND ADJUSTABLE RATE DEBT SECURITIES


The Fund is permitted to invest in both fixed and adjustable rate debt securities. FIXED RATE DEBT SECURITIES are securities that have an interest rate that is set at the time the security is issued. ADJUSTABLE RATE DEBT SECURITES are securities that have an interest rate that is adjusted based on the market rate at a specified period. The value of adjustable rate debt securities will, like other debt securities, generally vary inversely with changes in prevailing interest rates. The value of adjustable rate debt securities is unlikely to rise in periods of declining interest rates to the same extent as fixed rate instruments. In periods of rising interest rates, changes in the coupon will lag behind changes in the market rate, resulting in a lower net asset value until the coupon resets to market rates.


    The debt obligations in which the Fund may invest are rated at least A by Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's") or, if unrated, are deemed to be of comparable credit quality by the Fund's investment adviser.



REPURCHASE AND REVERSE REPURCHASE AGREEMENTS


The Fund may use REPURCHASE AGREEMENTS, where a party agrees to sell a security to the Fund and then repurchases it at an agreed-upon price at a stated time. A repurchase agreement is like a loan by the Fund to the other party which creates a fixed return for the Fund. Repurchase agreements are used for cash management purposes.


    The Fund may use REVERSE REPURCHASE AGREEMENTS, where the Fund borrows money on a temporary basis by selling a security with an obligation to repurchase it at an agreed-upon price and time.



MONEY MARKET INSTRUMENTS


The Fund may, under normal circumstances, invest up to 20% of its total assets in high-quality MONEY MARKET INSTRUMENTS, including commercial paper of domestic companies, certificates of deposit, bankers' acceptances and other obligations of domestic and foreign banks. Investments in money market instruments for coverage purposes will be excluded in calculating

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8  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                 [LOGO] (800) 225-1852

HOW THE FUND INVESTS
- ------------------------------------------------


the 20%. The Fund will only purchase money market instruments that are in one of the two highest quality grades of a major rating service or that we determine are of comparable equality.



TEMPORARY DEFENSIVE INVESTMENTS


In response to adverse market, economic or political conditions, we may temporarily invest up to 100% of the Fund's total assets in high-quality money market instruments, cash, repurchase agreements or U.S. Government securities. Investing heavily in these securities limits our ability to achieve our investment objective, but can help to preserve the Fund's assets.



DERIVATIVE STRATEGIES


We may use various DERIVATIVE STRATEGIES to try to improve the Fund's returns. We may use hedging techniques to try to protect the Fund's assets. We cannot guarantee that these strategies and techniques will work, that the instruments necessary to implement these strategies and techniques will be available, or that the Fund will not lose money. Derivatives--such as futures contracts, including interest rate futures contracts and Eurodollar instruments, options, including straddles, options on futures, and interest rate swaps--involve costs and can be volatile. With derivatives, the investment adviser tries to predict if the underlying investment, whether a security, market index, currency, interest rate, or some other investment, will go up or down at some future date. We may use derivatives to try to reduce risk or to increase return consistent with the Fund's overall investment objective. The investment adviser will consider other factors (such as cost) in deciding whether to employ any particular strategy or use any particular instrument. Any derivatives we may use may not match the Fund's underlying holdings.



OPTIONS


The Fund may buy and sell call or put options on U.S. Government securities traded on U.S. securities exchanges or in the over-the-counter market. An OPTION is the right to buy or sell a security in exchange for a premium. The Fund will sell only covered options.


    The Fund may use straddles. A STRADDLE is a combination of a call and a put written on the same security at the same exercise price. The Fund's use of straddles will not exceed 5% of its net assets.

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                                                                               9

HOW THE FUND INVESTS
- ------------------------------------------------


FUTURES CONTRACTS AND RELATED OPTIONS


The Fund may purchase and sell financial futures contracts and related options on financial futures. A FUTURES CONTRACT is an agreement to buy or sell a set quantity of an underlying product at a future date, or to make or receive a cash payment based on the value of a securities index. The Fund may invest up to 5% of its total assets for initial margin deposits on existing futures and options on futures and for premiums paid for these types of options.


    The Fund may invest in Eurodollar instruments. EURODOLLAR INSTRUMENTS are essentially U.S. dollar-denominated futures contracts linked to the London Interbank Offered Rate (LIBOR). Eurodollar instruments enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings.



INTEREST RATE SWAP TRANSACTIONS


The Fund may enter into INTEREST RATE SWAP TRANSACTIONS. In a swap transaction, the Fund and another party "trade" income streams. The swap is done to preserve a return or spread on a particular investment or portion of a portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date.



DOLLAR ROLLS


The Fund may enter into DOLLAR ROLLS in which the Fund sells securities to be delivered in the current month and repurchases substantially similar (same type and coupon) securities to be delivered on a specified future date by the same party. The Fund is paid the difference between the current sales price and the forward price for the future purchase as well as the interest earned on the cash proceeds of the initial sale.



WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES


The Fund may purchase money market obligations on a WHEN-ISSUED or DELAYED-DELIVERY basis. When the Fund makes this type of purchase, the price and interest rate are fixed at the time of purchase, but delivery and payment for the obligations take place at a later time. The Fund does not earn interest income until the date the obligations are delivered.



ZERO COUPON BONDS

The Fund may invest up to 5% of its total assets in zero coupon U.S. Government securities. ZERO COUPON BONDS do not pay interest during the
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10  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852

HOW THE FUND INVESTS
- ------------------------------------------------

life of the security. An investor makes money by purchasing the security at a price that is less than the money the investor will receive when the borrower repays the amount borrowed (face value).

    The Fund records the amount zero coupon bonds rise in price each year (phantom income) for accounting and federal income tax purposes, but does not receive income currently. Because the Fund is required under federal tax laws to distribute income to its shareholders, in certain circumstances, the Fund may have to dispose of its portfolio securities under disadvantageous conditions or borrow to generate enough cash to distribute phantom income.



SHORT SALES AGAINST-THE-BOX


The Fund may use SHORT SALES AGAINST-THE-BOX. In a short sale "against the box," the Fund owns or has the right to acquire the security at no additional cost through conversion or exchange of other securities it owns. The Fund may engage in such short sales only to the extent that not more than 10% of the Fund's net assets (as determined at the time of the short sale) are held as collateral for such sales.



    For more information about these strategies, see the SAI, "Description of the Fund, Its Investments and Risks."



ADDITIONAL STRATEGIES


The Fund also follows certain policies when it LENDS ITS SECURITIES to others (the Fund may lend up to 30% of the value of its total assets); BORROWS MONEY (the Fund can borrow up to 20% of the value of its total assets); and HOLDS ILLIQUID SECURITIES (the Fund may hold up to 15% of its net assets in illiquid securities, including securities with legal or contractual restrictions on resale, those without a readily available market and repurchase agreements with maturities longer than seven days). The Fund is subject to certain investment restrictions that are fundamental policies, which means they cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.


INVESTMENT RISKS

As noted, all investments involve risk, and investing in the Fund is no exception. Since the Fund's holdings can vary significantly from broad market indexes, performance of the Fund can deviate from performance of the indexes. This chart outlines the key risks and potential rewards of the Fund's principal investments and certain other non-principal investments the Fund may make. See, too, "Description of the Fund, Its Investments and Risks" in the SAI.

- ------------------------------------------------------------------------------

HOW THE FUND INVESTS
- ------------------------------------------------

  INVESTMENT TYPE


% OF FUND'S TOTAL ASSETS     RISKS                       POTENTIAL REWARDS
- ---------------------------------------------------------------------------------
  U.S. GOVERNMENT            -- Credit risk--the risk    -- Regular interest
  SECURITIES                     that the borrower            income
                                 can't pay back the      -- Generally more secure
  UP TO 100%; AT LEAST           money borrowed or           than lower quality
  65%                            make interest               debt securities and
                                 payments (relatively        equity securities
                                 low for U.S.            -- The U.S. Government
                                 Government                  guarantees interest
                                 securities)                 and principal
                             -- Market risk--the risk        payments on certain
                                 that obligations            U.S. Government
                                 will lose value in          securities
                                 the market because      -- May preserve the
                                 interest rates rise         Fund's assets
                                 or there is a lack
                                 of confidence in the
                                 borrower
                             -- Not all U.S.
                                 Government
                                 securities are
                                 insured or
                                 guaranteed by the
                                 U.S.
                                 Government--some are
                                 backed by the
                                 issuing agency
- ---------------------------------------------------------------------------------
  MORTGAGE-RELATED           -- Prepayment risk--the     -- Regular interest
  SECURITIES                     risk that the                income
                                 underlying mortgages    -- The U.S. Government
  PERCENTAGE VARIES; UP          may be pre-paid,            guarantees interest
  TO 100% IN U.S.                partially or                and principal
  GOVERNMENT BACKED              completely,                 payments on certain
                                 generally during            securities
                                 periods of falling      -- May benefit from
                                 interest rates,             security interest in
                                 which could                 real estate
                                 adversely affect            collateral
                                 yield to maturity       -- Pass-through
                                 and could require           instruments provide
                                 the Fund to reinvest        greater
                                 in lower-yielding           diversification than
                                 securities                  direct ownership of
                             -- Credit risk--the risk        loans
                                 that the underlying
                                 mortgages will not
                                 be paid by debtors
                                 or by credit
                                 insurers or
                                 guarantors of such
                                 instruments. Some
                                 private mortgage
                                 securities are
                                 unsecured or secured
                                 by lower-rated
                                 insurers or
                                 guarantors and thus
                                 may involve greater
                                 risk
                             -- See market risk
- ---------------------------------------------------------------------------------


- -------------------------------------------------------------------
12  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852

HOW THE FUND INVESTS
- ------------------------------------------------


  INVESTMENT TYPE (CONT'D)



% OF FUND'S TOTAL ASSETS     RISKS                       POTENTIAL REWARDS
- ---------------------------------------------------------------------------------
  ASSET-BACKED SECURITIES    -- The security interest    -- Regular interest
                                  in the underlying           income
  UP TO 20%                      collateral may not      -- Prepayment risk is
                                 be as great as with         generally lower than
                                 mortgage-related            with
                                 securities                  mortgage-related
                             -- Credit risk--the risk        securities
                                 that the underlying     -- Pass-through
                                 receivables will not        instruments provide
                                 be paid by debtors          greater
                                 or by credit                diversification than
                                 insurers or                 direct ownership of
                                 guarantors of such          loans
                                 instruments. Some
                                 asset-backed
                                 securities are
                                 unsecured or secured
                                 by lower-rated
                                 insurers or
                                 guarantors and thus
                                 may involve greater
                                 risk
                             -- See market risk and
                                 prepayment risk
- ---------------------------------------------------------------------------------
  DERIVATIVES                -- Derivatives such as      -- The Fund could make
                                 futures, options,           money and protect
  PERCENTAGE VARIES              options on futures          against losses if
                                 and interest rate           the investment
                                 swaps that are used         analysis proves
                                 for hedging purposes        correct
                                 may not fully offset    -- One way to manage the
                                 the underlying              Fund's risk/return
                                 positions and this          balance is to lock
                                 could result in             in the value of an
                                 losses to the Fund          investment ahead of
                                 that would not have         time
                                 otherwise occurred      -- Derivatives used for
                             -- Derivatives used for         return enhancement
                                  risk management may        purposes involve a
                                 not have the                type of leverage and
                                 intended effects and        could generate
                                 may result in losses        substantial gains at
                                 or missed                   low cost
                                 opportunities
                             -- The other party to a
                                 derivatives contract
                                 could default
                             -- Certain types of
                                 derivatives
                                 involve costs to the
                                 Fund that can reduce
                                 returns
                             -- Derivatives used for
                                 return enhancement
                                 purposes involve a
                                 type of leverage
                                 (borrowing for
                                 investment) and
                                 could magnify losses
- ---------------------------------------------------------------------------------


- ------------------------------------------------------------------------------

HOW THE FUND INVESTS
- ------------------------------------------------


  INVESTMENT TYPE (CONT'D)



% OF FUND'S TOTAL ASSETS     RISKS                       POTENTIAL REWARDS
- ---------------------------------------------------------------------------------
  MONEY MARKET               -- Limits potential for     -- May preserve the
  INSTRUMENTS                    capital appreciation        Fund's assets
                             -- See credit risk and
  UP TO 20%; UP TO 100%          market risk (which
  ON A TEMPORARY BASIS           are less of a
                                 concern for money
                                 market instruments)
- ---------------------------------------------------------------------------------
  ILLIQUID SECURITIES        -- Illiquidity risk--the    -- May offer a more
                                  risk that bonds may        attractive yield or
  UP TO 15% OF NET ASSETS        be difficult to             potential for growth
                                 value precisely and         than more widely
                                 sell at time or             traded securities
                                 price desired, in
                                 which case valuation
                                 would depend more on
                                 investment adviser's
                                 judgment than is
                                 generally the case
                                 with higher-rated
                                 securities
- ---------------------------------------------------------------------------------
  FOREIGN BANK               -- Foreign markets,         -- Investors can
  OBLIGATIONS                    economies and                participate in the
                                 political systems           growth of foreign
  LESS THAN 10%                  may not be as stable        markets and
                                 as those in the             companies operating
                                 U.S., particularly          in those markets
                                 those in developing     -- Changing value of
                                 countries                   foreign currencies
                             -- May be less liquid           can cause gains
                                  than U.S. debt         -- Opportunities for
                                 securities                  diversification
                             -- Differences in
                                  foreign laws,
                                 accounting
                                 standards, public
                                 information, custody
                                 and settlement
                                 practices provide
                                 less reliable
                                 information on
                                 foreign investments
                                 and involve more
                                 risks
                             -- Currency risk--
                                 changing value of
                                 foreign currencies
                                 can cause losses
- ---------------------------------------------------------------------------------


- -------------------------------------------------------------------
14  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852

HOW THE FUND INVESTS
- ------------------------------------------------


  INVESTMENT TYPE (CONT'D)



% OF FUND'S TOTAL ASSETS     RISKS                       POTENTIAL REWARDS
- ---------------------------------------------------------------------------------
  WHEN-ISSUED AND            -- May magnify              -- May magnify
  DELAYED-DELIVERY                underlying                  underlying
  SECURITIES, REPURCHASE         investment losses           investment gains
  AGREEMENTS, REVERSE        -- Investment costs may
  REPURCHASE AGREEMENTS,         exceed potential
  DOLLAR ROLLS AND SHORT         underlying
  SALES                          investment gains
  PERCENTAGE VARIES
- ---------------------------------------------------------------------------------
  ZERO COUPON BONDS          -- Typically subject to     -- Value rises faster
                                 greater volatility           when interest rates
  PERCENTAGE VARIES;             and less liquidity          fall
  USUALLY LESS THAN 5%           in adverse markets
                                 than other debt
                                 securities
                             -- See credit risk and
                                 market risk
- ---------------------------------------------------------------------------------


- ------------------------------------------------------------------------------

HOW THE FUND IS MANAGED
- -------------------------------------

BOARD OF DIRECTORS

The Fund's Board of Directors oversees the actions of the Manager, investment adviser and Distributor and decides on general policies. The Board also oversees the Fund's officers, who conduct and supervise the daily business operations of the Fund.


MANAGER
PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM)
GATEWAY CENTER THREE, 100 MULBERRY STREET
NEWARK, NJ 07102-4077


    Under a management agreement with the Fund, PIFM manages the Fund's investment operations and administers its business affairs. PIFM also is responsible for supervising the Fund's investment adviser. For the fiscal year ended February 29, 2000, the Fund paid PIFM management fees of .50% of the Fund's average daily net assets.


    PIFM and its predecessors have served as manager or administrator to investment companies since 1987. As of January 31, 2000, PIFM served as the manager to all 43 of the Prudential mutual funds, and as manager or administrator to 22 closed-end investment companies, with aggregate assets of approximately $74.9 billion.


INVESTMENT ADVISER

The Prudential Investment Corporation, called Prudential Investments, is the Fund's investment adviser and has served as an investment adviser to investment companies since 1984. Its address is Prudential Plaza, 751 Broad Street, Newark, NJ 07102. PIFM has responsibility for all investment advisory services, supervises Prudential Investments and pays Prudential Investments for its services.


    Prudential Investments' Fixed Income Group manages more than $135 billion for Prudential's retail investors, institutional investors, and policyholders. Senior Managing Directors James J. Sullivan and Jack W. Gaston head the Group, which is organized into teams specializing in different market sectors. Top-down, broad investment decisions are made by the Fixed Income Policy Committee, whereas bottom-up security selection is made by the sector teams.

- -------------------------------------------------------------------
16  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852

HOW THE FUND IS MANAGED
- ------------------------------------------------


    Mr. Sullivan has overall responsibility for overseeing portfolio management and credit research. Prior to joining Prudential Investments in 1998, he was a managing director in Prudential's Capital Management Group, where he oversaw portfolio management and credit research for Prudential's General Account and subsidiary fixed-income portfolios. He has more than 16 years of experience in risk management, arbitrage trading, and corporate bond investing.


    Mr. Gaston has overall responsibility for overseeing quantitative research and risk management. Prior to this appointment in 1999, he was senior managing director of the Capital Management Group where he was responsible for the investment performance and risk management for Prudential's General Account and subsidiary fixed-income portfolios. He has more than 20 years of experience in investment management, including extensive experience applying quantitative techniques to portfolio management.


    The Fixed Income Investment Policy Committee is comprised of key senior investment managers. Members include seven sector team leaders, the chief investment strategist, and the head of risk management. The Committee uses a top-down approach to investment strategy, asset allocation, and general risk management, identifying sectors in which to invest.


    The U.S. Liquidity Team, headed by Michael Lillard, is primarily responsible for overseeing the day-to-day management of the Fund. This Team uses a bottom-up approach, which focuses on individual securities, while staying within the guidelines of the Investment Policy Committee and the Fund's investment restrictions and policies. In addition, the Credit Research team of analysts supports the sector teams using bottom-up fundamentals, as well as economic and industry trends. Other sector teams may contribute to securities selection when appropriate.



                                 U.S. LIQUIDITY


ASSETS UNDER MANAGEMENT: $22.6 billion (as of December 31, 1999).


TEAM LEADER: Michael Lillard. GENERAL INVESTMENT EXPERIENCE: 12 years. PORTFOLIO MANAGERS: 9. AVERAGE GENERAL INVESTMENT EXPERIENCE: 10 years, which includes team members with significant mutual fund experience.
SECTOR: U.S. Treasuries, agencies and mortgages.

- ------------------------------------------------------------------------------

HOW THE FUND IS MANAGED
- ------------------------------------------------


INVESTMENT STRATEGY: Focus is on high quality, liquidity and controlled risk.


DISTRIBUTOR

Prudential Investment Management Services LLC (PIMS) distributes the Fund's shares under a Distribution Agreement with the Fund. The Fund has Distribution and Service Plans under Rule 12b-1 under the Investment Company Act. Under the Plans and the Distribution Agreement, PIMS pays the expenses of distributing the Fund's Class A, B, C and Z shares and provides certain shareholder support services. The Fund pays distribution and other fees to PIMS as compensation for its services for each class of shares other than Class Z. These fees--known as 12b-1 fees--are shown in the "Fees and Expenses" tables.

- -------------------------------------------------------------------
18  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852

FUND DISTRIBUTIONS AND TAX ISSUES
- -------------------------------------


Investors who buy shares of the Fund should be aware of some important tax issues. For example, the Fund distributes DIVIDENDS of ordinary income and CAPITAL GAINS, if any, to shareholders. These distributions are subject to federal income taxes, unless you hold your shares in a 401(k) plan, an Individual Retirement Account (IRA) or some other qualified or tax-deferred plan or account. Dividends and distributions from the Fund also may be subject to state and local income tax in the state where you live.


    Also, if you sell shares of the Fund for a profit, you may have to pay capital gains taxes on the amount of your profit, again unless you hold your shares in a qualified or tax-deferred plan or account.


    The following briefly discusses some of the important tax issues you should be aware of, but is not meant to be tax advice. For tax advice, please speak with your tax adviser.


DISTRIBUTIONS

The Fund distributes DIVIDENDS out of any net investment income, plus short-term capital gains, to shareholders typically every quarter. For example, if the Fund owns a U.S. Government bond and the bond pays interest, the Fund will pay out a portion of this interest as a dividend to its shareholders, assuming the Fund's income is more than its costs and expenses. The dividends you receive from the Fund will be taxed as ordinary income whether or not they are reinvested in the Fund.


    The Fund also distributes LONG-TERM CAPITAL GAINS to shareholders-- typically once a year. Long-term capital gains are generated when the Fund sells assets that it held for more than 12 months for a profit. For an individual, the maximum long-term capital gains rate is 20%.


    For your convenience, Fund distributions of dividends and capital gains are AUTOMATICALLY REINVESTED in the Fund without any sales charge. If you ask us to pay the distributions in cash, we will send you a check if your account is with the Transfer Agent. Otherwise, if your account is with a broker, you will receive a credit to your account. Either way, the distributions may be subject to taxes, unless your shares are held in a qualified or tax-deferred plan or account. For more information about automatic reinvestment and other shareholder services, see "Step 4: Additional Shareholder Services" in the next section.

- ------------------------------------------------------------------------------

FUND DISTRIBUTIONS AND TAX ISSUES
- ------------------------------------------------

TAX ISSUES

FORM 1099


Every year, you will receive a Form 1099, which reports the amount of dividends and long-term capital gains we distributed to you during the prior year. If you own shares of the Fund as part of a qualified or tax-deferred plan or account, your taxes are deferred, so you will not receive a Form 1099. However, you will receive a Form 1099 when you take any distributions from your qualified or tax-deferred plan or account.


    Fund distributions are generally taxable to you in the calendar year they are received, except when we declare certain dividends in the fourth quarter, and actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31 of the prior year.



WITHHOLDING TAXES


If federal law requires you to provide the Fund with your taxpayer identification number and certifications as to your tax status, and you fail to do this, or if you are otherwise subject to backup withholding, we will withhold and pay to the U.S. Treasury 31% of your taxable distributions and gross sale proceeds. Dividends of net investment income and short-term capital gains paid to a nonresident foreign shareholder generally will be subject to a U.S. withholding tax of 30%. This rate may be lower, depending on any tax treaty the U.S. may have with the shareholder's country.



IF YOU PURCHASE JUST BEFORE RECORD DATE


If you buy shares of the Fund just before the record date for a distribution (the date that determines who receives the distribution), that distribution will be paid to you. As explained above, the distribution may be subject to income or capital gains taxes. You may think you've done well, since you bought shares one day and soon thereafter received a distribution. That is not so because when dividends are paid out, the value of each share of the Fund decreases by the amount of the dividend to reflect the payout although this may not be apparent because the value of each share of the Fund also will be affected by market changes, if any. The distribution you receive makes up for the decrease in share value. However, the timing of your purchase does mean that part of your investment came back to you as taxable income.

- -------------------------------------------------------------------
20  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852

FUND DISTRIBUTIONS AND TAX ISSUES
- ------------------------------------------------


QUALIFIED OR TAX-DEFERRED RETIREMENT PLANS


Retirement plans and accounts allow you to defer paying taxes on investment income and capital gains. Contributions to these plans may also be tax deductible, although distributions from these plans generally are taxable. In the case of Roth IRA accounts, contributions are not tax deductible, but distributions from the plan may be tax free. Please contact your financial adviser for information on a variety of Prudential mutual funds that are suitable for retirement plans offered by Prudential.


IF YOU SELL OR EXCHANGE YOUR SHARES

If you sell any shares of the Fund for a profit, you have REALIZED A CAPITAL GAIN, which is subject to tax unless the shares are held in a qualified or tax-deferred plan or account. For individuals, the maximum capital gains tax rate is 20% for shares held for more than twelve months. If you sell shares of the Fund for a loss, you may have a capital loss, which you may use to offset certain capital gains you have.

- ---------------------------------------------------------------------
                                           +$   CAPITAL GAIN
                                                (taxes owed)

Receipts from Sale $                            OR

                                           -$   CAPITAL LOSS
                                                (offset against gain)
- ---------------------------------------------------------------------



    If you sell shares and realize a loss, you will not be permitted to use the loss to the extent you replace the shares (including pursuant to the reinvestment of a dividend) within a 61-day period (beginning 30 days before the sale of the shares). Under certain circumstances, if you acquire shares of the Fund and sell or exchange your shares within 90 days, you may not be allowed to include certain charges incurred in acquiring the shares for purposes of calculating gain or loss realized upon the sale of the shares.

    Exchanging your shares of the Fund for the shares of another Prudential mutual fund is considered a sale for tax purposes. In other words, it's a "taxable event." Therefore, if the shares you exchanged have increased in value since you purchased them, you have capital gains, which are subject to the taxes described above.

    Any gain or loss you may have from selling or exchanging Fund shares will not be reported on Form 1099; however, proceeds from the sale or exchange will be reported on Form 1099-B. Therefore, unless you hold your

- ------------------------------------------------------------------------------

FUND DISTRIBUTIONS AND TAX ISSUES
- ------------------------------------------------


shares in a qualified or tax-deferred plan or account, you or your financial adviser should keep track of the dates on which you buy and sell--or exchange--Fund shares, as well as the amount of any gain or loss on each transaction. For tax advice, please see your tax adviser.


AUTOMATIC CONVERSION OF CLASS B SHARES

We have obtained a legal opinion that the conversion of Class B shares into Class A shares--which happens automatically approximately seven years after purchase--is not a "taxable event". This opinion, however, is not binding on the Internal Revenue Service. For more information about the automatic conversion of Class B shares, see "Class B Shares Convert to Class A Shares After Approximately Seven Years" in the next section.

- -------------------------------------------------------------------
22  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE FUND
- -------------------------------------

HOW TO BUY SHARES
STEP 1: OPEN AN ACCOUNT
If you don't have an account with us or a securities firm that is permitted to buy or sell shares of the Fund for you, call Prudential Mutual Fund Services LLC
(PMFS) at (800) 225-1852 or contact:

    PRUDENTIAL MUTUAL FUND SERVICES LLC
    ATTN: INVESTMENT SERVICES
    P.O. BOX 15020
    NEW BRUNSWICK, NJ 08906-5020

    To purchase by wire, call the number above to obtain an application. After PMFS receives your completed application, you will receive an account number. For additional information about purchasing shares of the Fund, see the back cover page of this prospectus. We have the right to reject any purchase order (including an exchange into the Fund) or suspend or modify the Fund's sale of its shares.

STEP 2: CHOOSE A SHARE CLASS
Individual investors can choose among Class A, Class B, Class C and Class Z shares of the Fund, although Class Z shares are available only to a limited group of investors.

    Multiple share classes let you choose a cost structure that meets your needs. With Class A shares, you pay the sales charge at the time of purchase, but the operating expenses each year are lower than the expenses of Class B and Class C shares. With Class B shares, you only pay a sales charge if you sell your shares within six years (that is why it is called a Contingent Deferred Sales Charge or CDSC), but the operating expenses each year are higher than Class A share expenses. With Class C shares, you pay a 1% front-end sales charge and a 1% CDSC if you sell within 18 months of purchase, but the operating expenses are also higher than the expenses for Class A shares.


    When choosing a share class, you should consider the following:

     --    The amount of your investment

     -- The length of time you expect to hold the shares and the impact of the varying distribution fees

     -- The different sales charges that apply to each share class-- Class A's front-end sales charge vs. Class B's CDSC vs. Class C's lower front-end sales charge and low CDSC

     --    Whether you qualify for any reduction or waiver of sales charges
- ------------------------------------------------------------------------------

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE FUND
- ------------------------------------------------


     -- The fact that Class B shares automatically convert to Class A shares approximately seven years after purchase


     --    Whether you qualify to purchase Class Z shares.
    See "How to Sell Your Shares" for a description of the impact of CDSCs.

SHARE CLASS COMPARISON. Use this chart to help you compare the Fund's different share classes. The discussion following this chart will tell you whether you are entitled to a reduction or waiver of any sales charges.


                                   CLASS A          CLASS B          CLASS C     CLASS Z
  Minimum purchase amount(1)    $1,000         $1,000             $2,500         None
  Minimum amount for            $100           $100               $100           None
   subsequent purchases(1)
  Maximum initial sales         4% of the      None               1% of the      None
   charge                       public                            public
                                offering                          offering
                                price                             price
  Contingent Deferred Sales     None           If sold during:    1% on sales    None
   Charge (CDSC)(2)                            Year 1   5%        made within
                                               Year 2   4%        18 months of
                                               Year 3   3%        purchase(2)
                                               Year 4   2%
                                               Year 5   1%
                                               Year 6   1%
                                               Year 7   0%
  Annual distribution and       .30 of 1%      1% up to           1%             None
   service (12b-1) fees (shown  (.25 of 1%     $3 billion,        (.75 of 1%
   as a percentage              currently)     .80 of 1% next     currently)
   of average net assets)(3)                   $1 billion, and
                                               .50 of 1% over
                                               $4 billion
                                               (.825 of 1%
                                               currently)



1 THE MINIMUM INVESTMENT REQUIREMENTS DO NOT APPLY TO CERTAIN RETIREMENT AND EMPLOYEE SAVINGS PLANS AND CUSTODIAL ACCOUNTS FOR MINORS. THE MINIMUM INITIAL AND SUBSEQUENT INVESTMENT FOR PURCHASES MADE THROUGH THE AUTOMATIC INVESTMENT PLAN IS $50. FOR MORE INFORMATION, SEE "STEP 4: ADDITIONAL SHAREHOLDER SERVICES--AUTOMATIC INVESTMENT PLAN."
2 FOR MORE INFORMATION ABOUT THE CDSC AND HOW IT IS CALCULATED, SEE "HOW TO SELL YOUR SHARES--CONTINGENT DEFERRED SALES CHARGE (CDSC)." CLASS C SHARES BOUGHT BEFORE NOVEMBER 2, 1998 HAVE A 1% CDSC IF SOLD WITHIN ONE YEAR.
3 THESE DISTRIBUTION AND SERVICE (12b-1) FEES ARE PAID FROM THE FUND'S ASSETS ON A CONTINUOUS BASIS. OVER TIME, THE FEES WILL INCREASE THE COST OF YOUR INVESTMENT AND MAY COST YOU MORE THAN PAYING OTHER TYPES OF SALES CHARGES. CLASS A SHARES MAY PAY A SERVICE FEE OF UP TO .25 OF 1%. CLASS B AND
     CLASS C SHARES WILL PAY A SERVICE FEE OF .25 OF 1%. THE DISTRIBUTION FEE FOR CLASS A SHARES IS LIMITED TO .30 OF 1% (INCLUDING UP TO .25 OF 1% AS A SERVICE FEE), IS .75 OF 1% UP TO $3 BILLION, .55 OF 1% OF THE NEXT
     $1 BILLION, AND .25 OF 1% OVER $4 BILLION FOR CLASS B SHARES AND IS .75 OF 1% FOR CLASS C SHARES. FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2001, THE DISTRIBUTOR OF THE FUND HAS CONTRACTUALLY AGREED TO REDUCE ITS DISTRIBUTION AND SERVICE (12b-1) FEES FOR CLASS A, CLASS B, AND CLASS C SHARES TO .25 OF 1%, .825 OF 1%, AND .75 OF 1% OF THE AVERAGE DAILY NET ASSETS OF CLASS A, CLASS B, AND CLASS C SHARES, RESPECTIVELY.

- -------------------------------------------------------------------
24  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE FUND
- ------------------------------------------------

REDUCING OR WAIVING CLASS A'S INITIAL SALES CHARGE
The following describes the different ways investors can reduce or avoid paying Class A's initial sales charge.


INCREASE THE AMOUNT OF YOUR INVESTMENT. You can reduce Class A's initial sales charge by increasing the amount of your investment. This table shows how the sales charge decreases as the amount of your investment increases.



                                     SALES CHARGE AS %  SALES CHARGE AS %     DEALER
        AMOUNT OF PURCHASE           OF OFFERING PRICE  OF AMOUNT INVESTED  REALLOWANCE
  Less than $50,000                           4.00%               4.17%          3.75%
  $50,000 to $99,999                          3.50%               3.63%          3.25%
  $100,000 to $249,999                        2.75%               2.83%          2.50%
  $250,000 to $499,999                        2.00%               2.04%          1.90%
  $500,000 to $999,999                        1.50%               1.52%          1.40%
  $1,000,000 and above(1)                      None                None           None


1 IF YOU INVEST $1 MILLION OR MORE, YOU CAN BUY ONLY CLASS A SHARES, UNLESS YOU QUALIFY TO BUY CLASS Z SHARES.

    To satisfy the purchase amounts above, you can:

     --    Invest with an eligible group of related investors


     -- Buy Class A shares of two or more Prudential mutual funds at the same time



     -- Use your RIGHTS OF ACCUMULATION, which allow you to combine the current value of Prudential mutual fund shares you already own with the value of the shares you are purchasing for purposes of determining the applicable sales charge (note: you must notify the Transfer Agent if you qualify for Rights of Accumulation)


     -- Sign a LETTER OF INTENT, stating in writing that you or an eligible group of related investors will purchase a certain amount of shares in the Fund and other Prudential mutual funds within 13 months.


    The Distributor may reallow Class A's sales charge to dealers.



BENEFIT PLANS. Certain group retirement and savings plans may purchase Class A shares without the initial sales charge if they meet the required minimum for amount of assets, average account balance or number of eligible employees. For more information about these requirements, call Prudential at (800) 353-2847.

- ------------------------------------------------------------------------------
                                                                              25
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HOW TO BUY, SELL AND
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- ------------------------------------------------


MUTUAL FUND PROGRAMS. The initial sales charge will be waived for investors in certain programs sponsored by broker-dealers, investment advisers and financial planners who have agreements with Prudential Investments Advisory Group relating to:



     -- Mutual fund "wrap" or asset allocation programs, where the sponsor places Fund trades and charges its clients a management, consulting or other fee for its services



     -- Mutual fund "supermarket" programs, where the sponsor links its clients' accounts to a master account in the sponsor's name and the sponsor charges a fee for its services.



    Broker-dealers, investment advisers or financial planners sponsoring these mutual fund programs may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.



OTHER TYPES OF INVESTORS. Other investors may pay no sales charges, including certain officers, employees or agents of Prudential and its affiliates, the Prudential mutual funds, the subadvisers of the Prudential mutual funds and registered representatives and employees of brokers that have entered into a selected dealer agreement with the Distributor. To qualify for a reduction or waiver of the sales charge, you must notify the Transfer Agent or your broker at the time of purchase. For more information about reducing or eliminating
Class A's sales charge, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Reduction and Waiver of Initial Sales Charge--Class A Shares."


WAIVING CLASS C'S INITIAL SALES CHARGE

BENEFIT PLANS. Certain group retirement plans may purchase Class C shares without the initial sales charge. For more information, call Prudential at
(800) 353-2847.



INVESTMENT OF REDEMPTION PROCEEDS FROM OTHER INVESTMENT COMPANIES. The initial sales charge will be waived for purchases of Class C shares if the purchase is made with money from the redemption of shares of any

- -------------------------------------------------------------------
26  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852
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HOW TO BUY, SELL AND
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- ------------------------------------------------


unaffiliated investment company, as long as the shares were not held in an account at Prudential Securities Incorporated (Prudential Securities) or one of its affiliates. These purchases must be made within 60 days of redemption. To qualify for this waiver, you must do one of the following:

     --    Purchase your shares through an account at Prudential Securities

     -- Purchase your shares through an ADVANTAGE Account or an Investor Account with Pruco Securities Corporation


     --    Purchase your shares through another broker.


    This waiver is not available to investors who purchase shares directly from the Transfer Agent. If you are entitled to the waiver, you must notify either the Transfer Agent or your broker. The Transfer Agent may require any supporting documents it considers to be appropriate.


QUALIFYING FOR CLASS Z SHARES


BENEFIT PLANS. Certain group retirement plans may purchase Class Z shares if they meet the required minimum for amount of assets, average account balance or number of eligible employees. For more information about these requirements, call Prudential at (800) 353-2847.



MUTUAL FUND PROGRAMS. Class Z shares also can be purchased by participants in any fee-based program or trust program sponsored by Prudential or an affiliate that includes the Fund as an available option. Class Z shares also can be purchased by investors in certain programs sponsored by broker-dealers, investment advisers and financial planners who have agreements with Prudential Investments Advisory Group relating to:


     -- Mutual fund "wrap" or asset allocation programs, where the sponsor places Fund trades, links its clients' accounts to a master account in the sponsor's name and charges its clients a management, consulting or other fee for its services


     -- Mutual fund "supermarket" programs, where the sponsor links its clients' accounts to a master account in the sponsor's name and the sponsor charges a fee for its services.



    Broker-dealers, investment advisers or financial planners sponsoring these mutual fund programs may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and

- ------------------------------------------------------------------------------

HOW TO BUY, SELL AND
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- ------------------------------------------------


other fees charged by these programs in connection with investing in each available share class before selecting a share class.



OTHER TYPES OF INVESTORS. Class Z shares also can be purchased by any of the following:


     -- Certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential mutual funds are an available option


     -- Current and former Directors/Trustees of the Prudential mutual funds (including the Fund)


     --    Prudential, with an investment of $10 million or more.



    In connection with the sale of shares, the Manager, the Distributor or one of their affiliates may pay brokers, financial advisers and other persons a commission of up to 4% of the purchase price for Class B shares, up to 2% of the purchase price for Class C shares and a finder's fee for Class A or Class Z shares from their own resources based on a percentage of the net asset value of shares sold or otherwise.


CLASS B SHARES CONVERT TO CLASS A SHARES AFTER APPROXIMATELY SEVEN YEARS
If you buy Class B shares and hold them for approximately seven years, we will automatically convert them into Class A shares without charge. At that time, we will also convert any Class B shares that you purchased with reinvested dividends and other distributions. Since the 12b-1 fees for Class A shares are lower than for Class B shares, converting to Class A shares lowers your Fund expenses.
    When we do the conversion, you will get fewer Class A shares than the number of converted Class B shares if the price of the Class A shares is higher than the price of Class B shares. The total dollar value will be the same, so you will not have lost any money by getting fewer Class A shares. We do the conversions quarterly, not on the anniversary date of your purchase. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Class B Shares."

STEP 3: UNDERSTANDING THE PRICE YOU'LL PAY
The price you pay for each share of the Fund is based on the share value. The share value of a mutual fund--known as the NET ASSET VALUE or
NAV--is determined by a simple calculation: it's the total value of the Fund
- -------------------------------------------------------------------
28  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852
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(assets minus liabilities) divided by the total number of shares outstanding.
For example, if the value of the investments held by Fund XYZ (minus its liabilities) is $1,000 and there are 100 shares of Fund XYZ owned by shareholders, the price of one share of the fund--or the NAV--is $10 ($1,000 divided by 100). Portfolio securities are valued based upon market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Fund's Board. Most national newspapers report the NAVs of most mutual funds, which allows investors to check the price of mutual funds daily.
    We determine the NAV of our shares once each business day at 4:15 p.m., New York time, on days that the New York Stock Exchange (NYSE) is open for trading. The NYSE is closed on most national holidays and Good Friday. Because the Fund may invest in foreign securities, its NAV may change on days when you cannot buy or sell Fund shares. We do not determine the NAV on days when we have not received any orders to purchase, sell or exchange Fund shares, or when changes in the value of the Fund's portfolio do not materially affect the NAV.


WHAT PRICE WILL YOU PAY FOR SHARES OF THE FUND?
For Class A and Class C shares, you'll pay the public offering price, which is the NAV next determined after we receive your order to purchase, plus an initial sales charge (unless you're entitled to a waiver). For Class B and Class Z shares, you will pay the NAV next determined after we receive your order to purchase (remember, there are no up-front sales charges for these share classes). Your broker may charge you a separate or additional fee for purchases of shares.

- -------------------------------------------------------------------
MUTUAL FUND SHARES

The NAV of mutual fund shares changes every day because the value of a fund's portfolio changes constantly. For example, if Fund XYZ holds ACME Corp. bonds in its portfolio and the price of ACME bonds goes up while the value of the fund's other holdings remains the same and expenses don't change, the NAV of Fund XYZ will increase.

- -------------------------------------------------------------------
- ------------------------------------------------------------------------------
                                                                              29
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HOW TO BUY, SELL AND
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- ------------------------------------------------

STEP 4: ADDITIONAL SHAREHOLDER SERVICES
As a Fund shareholder, you can take advantage of the following services and privileges:

AUTOMATIC REINVESTMENT. As we explained in the "Fund Distributions and Tax Issues" section, the Fund pays out--or distributes--its net investment income and capital gains to all shareholders. For your convenience, we will automatically reinvest your distributions in the Fund at NAV, without any sales charge. If you want your distributions paid in cash, you can indicate this preference on your application, notify your broker, or notify the Transfer Agent in writing (at the address below) at least five business days before the date we determine who receives dividends.

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: ACCOUNT MAINTENANCE
P.O. BOX 15015
NEW BRUNSWICK, NJ 08906-5015

AUTOMATIC INVESTMENT PLAN. You can make regular purchases of the Fund for as little as $50 by having the money automatically withdrawn from your bank or brokerage account at specified intervals.


RETIREMENT PLAN SERVICES. Prudential offers a wide variety of retirement plans for individuals and institutions, including large and small businesses. For information on IRAs, including Roth IRAs or SEP-IRAs for a one-person business, please contact your financial adviser. If you are interested in opening a 401(k) or other company-sponsored retirement plan (SIMPLEs, SEP plans, Keoghs, 403(b) plans, pension and profit-sharing plans), your financial adviser will help you determine which retirement plan best meets your needs. Complete instructions about how to establish and maintain your plan and how to open accounts for you and your employees will be included in the retirement plan kit you receive in the mail.



THE PRUTECTOR PROGRAM. Optional group term life insurance--which protects the value of your Prudential mutual fund investment for your beneficiaries against market declines--is available to investors who purchase their shares through Prudential. Eligible investors who apply for PruTector coverage after the initial 6-month enrollment period will need to provide satisfactory

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30  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852
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HOW TO BUY, SELL AND
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- ------------------------------------------------


evidence of insurability. This insurance is subject to other restrictions and is not available in all states.



SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available that will provide you with monthly, quarterly, semi-annual or annual redemption checks. Remember, the sale of Class B and Class C shares may be subject to a CDSC.



REPORTS TO SHAREHOLDERS. Every year we will send you an annual report (along with an updated prospectus) and a semi-annual report, which contain important financial information about the Fund. To reduce Fund expenses, we will send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct us or your broker otherwise.


HOW TO SELL YOUR SHARES
You can sell your shares of the Fund for cash (in the form of a check) at any time, subject to certain restrictions.

    When you sell shares of the Fund--also known as redeeming your shares--the price you will receive will be the NAV next determined after the Transfer Agent, the Distributor or your broker receives your order to sell (less any applicable
CDSC). If your broker holds your shares, your broker must receive your order to sell by 4:15 p.m., New York time, to process the sale on that day. Otherwise, contact:


PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: REDEMPTION SERVICES
P.O. BOX 15010
NEW BRUNSWICK, NJ 08906-5010

    Generally, we will pay you for the shares that you sell within seven days after the Transfer Agent, the Distributor or your broker receives your sell order. If you hold shares through a broker, payment will be credited to your account. If you are selling shares you recently purchased with a check, we may delay sending you the proceeds until your check clears, which can take up to 10 days from the purchase date. You can avoid delay if you purchase by wire, certified check or cashier's check. Your broker may charge you a separate or additional fee for sales of shares.
- ------------------------------------------------------------------------------

HOW TO BUY, SELL AND
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- ------------------------------------------------

RESTRICTIONS ON SALES

There are certain times when you may not be able to sell shares of the Fund, or when we may delay paying you the proceeds from a sale. As permitted by the Securities and Exchange Commission, this may happen only during unusual market conditions or emergencies when the Fund can't determine the value of its assets or sell its holdings. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares."


    If you are selling more than $100,000 of shares, if you want the check payable or sent to someone or some place that is not in our records, or you are a business or a trust and if you hold your shares directly with the Transfer Agent, you will need to have the signature on your sell order signature guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker-dealer or credit union. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares--Signature Guarantee."



CONTINGENT DEFERRED SALES CHARGE (CDSC)


If you sell Class B shares within six years of purchase or Class C shares within 18 months of purchase (one year for Class C shares purchased before November 2, 1998), you will have to pay a CDSC. To keep the CDSC as low as possible, we will sell amounts representing shares in the following order:

     -- Amounts representing shares you purchased with reinvested dividends and distributions

     -- Amounts representing the increase in NAV above the total amount of payments for shares made during the past six years for Class B shares and 18 months for Class C shares (one year for Class C shares purchased before November 2, 1998)

     -- Amounts representing the cost of shares held beyond the CDSC period (six years for Class B shares and 18 months for Class C shares).

    Since shares that fall into any of the categories listed above are not subject to the CDSC, selling them first helps you to avoid--or at least minimize--the CDSC.
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- ------------------------------------------------

    Having sold the exempt shares first, if there are any remaining shares that are subject to the CDSC, we will apply the CDSC to amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

    As we noted before in the "Share Class Comparison" chart, the CDSC for Class B shares is 5% in the first year, 4% in the second, 3% in the third, 2% in the fourth, and 1% in the fifth and sixth years. The rate decreases on the first day of the month following the anniversary date of your purchase, not on the anniversary date itself. The CDSC is 1% for Class C shares--which is applied to shares sold within 18 months of purchase (one year for Class C shares purchased before November 2, 1998). For both Class B and Class C shares, the CDSC is calculated based on the lesser of the original purchase price or the redemption proceeds. For purposes of determining how long you've held your shares, all purchases during the month are grouped together and considered to have been made on the last day of the month.


    The holding period for purposes of determining the applicable CDSC will be calculated from the first day of the month after purchase, excluding any time shares were held in a money market fund.


WAIVER OF THE CDSC--CLASS B SHARES
The CDSC will be waived if the Class B shares are sold:

     -- After a shareholder is deceased or disabled (or, in the case of a trust account, the death or disability of the grantor). This waiver applies to individual shareholders, as well as shares owned in joint tenancy, provided the shares were purchased before the death or disability


     -- To provide for certain distributions--made without IRS penalty--from a qualified or tax-deferred retirement plan, IRA or Section 403(b) custodial account

     --    On certain sales from a Systematic Withdrawal Plan.


    For more information on the above and other waivers, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Contingent Deferred Sales Charge--Waiver of Contingent Deferred Sales Charge--Class B Shares."

- ------------------------------------------------------------------------------

HOW TO BUY, SELL AND
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- ------------------------------------------------

WAIVER OF THE CDSC--CLASS C SHARES

BENEFIT PLANS. The CDSC will be waived for redemptions by certain group retirement plans for which Prudential or brokers not affiliated with Prudential provide administrative or recordkeeping services. The CDSC also will be waived for certain redemptions by benefit plans sponsored by Prudential and its affiliates. For more information, call Prudential at (800) 353-2847.


REDEMPTION IN KIND
If the sales of Fund shares you make during any 90-day period reach the lesser of $250,000 or 1% of the value of the Fund's net assets, we can then give you securities from the Fund's portfolio instead of cash. If you want to sell the securities for cash, you would have to pay the costs charged by a broker.

SMALL ACCOUNTS

If you make a sale that reduces your account value to less than $500, we may sell the rest of your shares (without charging any CDSC) and close your account. We would do this to minimize the Fund's expenses paid by other shareholders. We will give you 60 days' notice, during which time you can purchase additional shares to avoid this action. This involuntary sale does not apply to shareholders who own their shares as part of a 401(k) plan, an IRA, or some other qualified or tax-deferred plan or account.



90-DAY REPURCHASE PRIVILEGE


After you redeem your shares, you have a 90-day period during which you may reinvest back into your account any of the redemption proceeds in shares of the same Fund without paying an initial sales charge. Also, if you paid a CDSC when you redeemed your shares, we will credit your account with the appropriate number of shares to reflect the amount of the CDSC you paid on that reinvested portion of your redemption proceeds. In order to take advantage of this one-time privilege, you must notify the Transfer Agent or your broker at the time of the repurchase. See the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares."

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34  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852
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- ------------------------------------------------

RETIREMENT PLANS
To sell shares and receive a distribution from your retirement account, call your broker or the Transfer Agent for a distribution request form. There are special distribution and income tax withholding requirements for distributions from retirement plans and you must submit a withholding form with your request to avoid delay. If your retirement plan account is held for you by your employer or plan trustee, you must arrange for the distribution request to be signed and sent by the plan administrator or trustee. For additional information, see the SAI.

HOW TO EXCHANGE YOUR SHARES
You can exchange your shares of the Fund for shares of the same class in certain other Prudential mutual funds--including certain money market funds--if you satisfy the minimum investment requirements. For example, you can exchange
Class A shares of the Fund for Class A shares of another Prudential mutual fund, but you can't exchange Class A shares for Class B, Class C or Class Z shares. Class B and Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund, Inc. After an exchange, at redemption the CDSC will be calculated from the first day of the month after initial purchase, excluding any time shares were held in a money market fund. We may change the terms of the exchange privilege after giving you 60 days' notice.
    If you hold shares through a broker, you must exchange shares through your broker. Otherwise contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: EXCHANGE PROCESSING
P.O. BOX 15010
NEW BRUNSWICK, NJ 08906-5010


    There is no sales charge for exchanges. If, however, you exchange--and then sell--Class B shares within approximately six years of your original purchase or Class C shares within 18 months of your original purchase, you must still pay the applicable CDSC. If you have exchanged Class B or Class C shares into a money market fund, the time you hold the shares in the money market account will not be counted in calculating the required holding period for CDSC liability.

- ------------------------------------------------------------------------------

HOW TO BUY, SELL AND
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- ------------------------------------------------

    Remember, as we explained in the section entitled "Fund Distributions and Tax Issues--If You Sell or Exchange Your Shares," exchanging shares is considered a sale for tax purposes. Therefore, if the shares you exchange are worth more than you paid for them, you may have to pay capital gains tax. For additional information about exchanging shares, see the SAI, "Shareholder Investment Account--Exchange Privilege."

    If you own Class B or Class C shares and qualify to purchase Class A shares without paying an initial sales charge, we will automatically exchange your Class B or Class C shares which are not subject to a CDSC for Class A shares. We make such exchanges on a quarterly basis if you qualify for this exchange privilege. We have obtained a legal opinion that this exchange is not a "taxable event" for federal income tax purposes. This opinion is not binding on the IRS.


FREQUENT TRADING

Frequent trading of Fund shares in response to short-term fluctuations in the market--also known as "market timing"--may make it very difficult to manage the Fund's investments. When market timing occurs, the Fund may have to sell portfolio securities to have the cash necessary to redeem the market timer's shares. This can happen at a time when it is not advantageous to sell any securities, so the Fund's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because we cannot predict how much cash the Fund will have to invest. When, in our opinion, such activity would have a disruptive effect on portfolio management, the Fund reserves the right to refuse purchase orders and exchanges into the Fund by any person, group or commonly controlled account. The decision may be based upon dollar amount, volume and frequency of trading. The Fund may notify a market timer of rejection of an exchange or purchase order after the day the order is placed. If the Fund allows a market timer to trade Fund shares, it may require the market timer to enter into a written agreement to follow certain procedures and limitations.



TELEPHONE REDEMPTIONS OR EXCHANGES


You may redeem or exchange your shares in any amount by calling the Fund at
(800) 225-1852 before 4:15 p.m. New York time. You will receive a redemption amount based on that day's NAV.

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36  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852
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    The Fund's Transfer Agent will record your telephone instructions and request specific account information before redeeming or exchanging shares. The Fund will not be liable if it follows instructions that it reasonably believes are made by the shareholder. If the Fund does not follow reasonable procedures, it may be liable for losses due to unauthorized or fraudulent telephone instructions.


    In the event of drastic economic or market changes, you may have difficulty in redeeming or exchanging your shares by telephone. If this occurs, you should consider redeeming or exchanging your shares by mail.


    The telephone redemption and exchange privileges may be modified or terminated at any time. If this occurs, you will receive a written notice from the Fund.

- ------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS
- -------------------------------------

The financial highlights will help you evaluate the Fund's financial performance. The TOTAL RETURN in each chart represents the rate that a shareholder earned on an investment in that share class of the Fund, assuming reinvestment of all dividends and other distributions. The information is for each share class for the periods indicated.
    Review each chart with the financial statements and the report of independent accountants, which appear in the annual report and the SAI and are available upon request. Additional performance information for each share class is contained in the annual report, which you can receive at no charge.

CLASS A SHARES

The financial highlights for the three years ended February 29, 2000, were audited by PricewaterhouseCoopers LLP, independent accountants, and the financial highlights for the two years ended February 28, 1997, were audited by other independent auditors, whose reports were unqualified.



 CLASS A SHARES (FISCAL YEARS ENDED 2-28/29)



PER SHARE OPERATING PERFORMANCE          2000           1999           1998           1997           1996
 NET ASSET VALUE, BEGINNING OF YEAR          $8.98          $9.05          $8.76          $9.04          $8.59
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income(2)                     0.55           0.55           0.58           0.60           0.60
 Net realized and unrealized gain
  (loss) on investment transactions          (0.57)         (0.07)          0.29          (0.28)          0.45
 TOTAL FROM INVESTMENT OPERATIONS            (0.02)          0.48           0.87           0.32           1.05
- --------------------------------------------------------------------------------------------------------------
 LESS DISTRIBUTIONS:
 Dividends from net investment
  income                                     (0.55)         (0.55)         (0.58)         (0.60)         (0.60)
 NET ASSET VALUE, END OF YEAR                $8.41          $8.98          $9.05          $8.76          $9.04
 TOTAL RETURN(1)                           (0.15)%          5.40%         10.26%          3.70%         12.41%
- --------------------------------------------------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA                     2000           1999           1998           1997           1996
- --------------------------------------------------------------------------------------------------------------
 NET ASSETS, END OF YEAR (000)            $806,620       $895,039       $819,536       $860,319       $945,038
 Average net assets (000)                 $857,586       $836,143       $842,431       $884,862       $909,169
 RATIOS TO AVERAGE NET ASSETS:(2)
 Expenses, including distribution
  and service (12b-1) fees                   0.94%          0.84%          0.86%          0.90%          0.91%
 Expenses, excluding distribution
  and service (12b-1) fees                   0.69%          0.68%          0.71%          0.75%          0.76%
 Net investment income                       6.39%          6.05%          6.52%          6.78%          6.65%
 Portfolio turnover rate                       68%           106%            88%           107%           123%



1 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND ANY OTHER DISTRIBUTIONS, BUT DOES NOT INCLUDE THE EFFECT OF SALES CHARGES. IT IS CALCULATED ASSUMING SHARES ARE PURCHASED ON THE FIRST DAY AND SOLD ON THE LAST DAY OF EACH YEAR REPORTED.
2    NET OF EXPENSE SUBSIDY AND/OR FEE WAIVER.

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38  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852
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FINANCIAL HIGHLIGHTS
- ------------------------------------------------

CLASS B SHARES

The financial highlights for the three years ended February 29, 2000, were audited by PricewaterhouseCoopers LLP, independent accountants, and the financial highlights for the two years ended February 28, 1997, were audited by other independent auditors, whose reports were unqualified.



 CLASS B SHARES (FISCAL YEARS ENDED 2-28/29)



PER SHARE OPERATING PERFORMANCE          2000           1999           1998           1997            1996
 NET ASSET VALUE, BEGINNING OF YEAR          $8.99          $9.05          $8.77          $9.04            $8.60
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income(2)                     0.50           0.49           0.52           0.54             0.54
 Net realized and unrealized gain
  (loss) on investment transactions          (0.58)         (0.06)          0.28          (0.27)            0.44
 TOTAL FROM INVESTMENT OPERATIONS            (0.08)          0.43           0.80           0.27             0.98
- ----------------------------------------------------------------------------------------------------------------
 LESS DISTRIBUTIONS:
 Dividends from net investment
  income                                     (0.50)         (0.49)         (0.52)         (0.54)           (0.54)
 NET ASSET VALUE, END OF YEAR                $8.41          $8.99          $9.05          $8.77            $9.04
 TOTAL RETURN(1)                           (0.83)%          4.83%          9.40%          3.12%           11.54%
- ----------------------------------------------------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA                     2000           1999           1998           1997             1996
- ----------------------------------------------------------------------------------------------------------------
 NET ASSETS, END OF YEAR (000)            $193,394       $343,425       $346,059       $461,988         $641,946
 Average net assets (000)                 $262,863       $322,626       $385,145       $543,796         $647,515
 RATIOS TO AVERAGE NET ASSETS:(2)
 Expenses, including distribution
  and service (12b-1) fees                   1.52%          1.50%          1.53%          1.57%            1.58%
 Expenses, excluding distribution
  and service (12b-1) fees                   0.69%          0.68%          0.71%          0.75%            0.76%
 Net investment income                       5.77%          5.39%          5.85%          6.11%            5.99%
 Portfolio turnover                            68%           106%            88%           107%             123%



1 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND ANY OTHER DISTRIBUTIONS, BUT DOES NOT INCLUDE THE EFFECT OF SALES CHARGES. IT IS CALCULATED ASSUMING SHARES ARE PURCHASED ON THE FIRST DAY AND SOLD ON THE LAST DAY OF EACH YEAR REPORTED.
2    NET OF EXPENSE SUBSIDY AND/OR FEE WAIVER.

- ------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS
- ------------------------------------------------

CLASS C SHARES

The financial highlights for the three years ended February 29, 2000, were audited by PricewaterhouseCoopers LLP, independent accountants, and the financial highlights for the two years ended February 28, 1997, were audited by other independent auditors, whose reports were unqualified.



 CLASS C SHARES (FISCAL YEARS ENDED 2-28/29)



PER SHARE OPERATING PERFORMANCE          2000         1999         1998          1997          1996
 NET ASSET VALUE, BEGINNING OF YEAR         $8.99        $9.05        $8.77         $9.04         $8.60
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income(2)                    0.51         0.50         0.53          0.54          0.54
 Net realized and unrealized gain
  (loss) on investment transactions         (0.58)       (0.06)        0.28         (0.27)         0.44
 TOTAL FROM INVESTMENT OPERATIONS           (0.07)        0.44         0.81          0.27          0.98
- -------------------------------------------------------------------------------------------------------
 LESS DISTRIBUTIONS:
 Dividends from net investment
  income                                    (0.51)       (0.50)       (0.53)        (0.54)        (0.54)
 NET ASSET VALUE, END OF YEAR               $8.41        $8.99        $9.05         $8.77         $9.04
 TOTAL RETURN(1)                          (0.76)%        4.91%        9.48%         3.20%        11.63%
- -------------------------------------------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA                    2000         1999         1998          1997          1996
- -------------------------------------------------------------------------------------------------------
 NET ASSETS, END OF YEAR (000)             $8,508       $8,236       $2,840        $2,569        $1,799
 Average net assets (000)                  $9,014       $4,878       $2,523        $2,440          $765
 RATIOS TO AVERAGE NET ASSETS:(2)
 Expenses, including distribution
  and service (12b-1) fees                  1.44%        1.43%        1.46%         1.50%         1.51%
 Expenses, excluding distribution
  and service (12b-1) fees                  0.69%        0.68%        0.71%         0.75%         0.76%
 Net investment income                      5.90%        5.50%        5.92%         6.19%         5.99%
 Portfolio turnover                           68%         106%          88%          107%          123%



1 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND ANY OTHER DISTRIBUTIONS, BUT DOES NOT INCLUDE THE EFFECT OF SALES CHARGES. IT IS CALCULATED ASSUMING SHARES ARE PURCHASED ON THE FIRST DAY AND SOLD ON THE LAST DAY OF EACH YEAR REPORTED.
2    NET OF EXPENSE SUBSIDY AND/OR FEE WAIVER.

- -------------------------------------------------------------------
40  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852

FINANCIAL HIGHLIGHTS
- ------------------------------------------------

CLASS Z SHARES

The financial highlights for the three years ended February 29, 2000, were audited by PricewaterhouseCoopers LLP, independent accountants, and the financial highlights for the period from March 1, 1996, through February 28, 1997, were audited by other independent auditors, whose reports were unqualified.



 CLASS Z SHARES (FISCAL YEARS ENDED 2-28/29)



PER SHARE OPERATING PERFORMANCE          2000          1999          1998        1997(1)
 NET ASSET VALUE, BEGINNING OF YEAR         $8.97         $9.04         $8.76         $9.13
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income                       0.57          0.57          0.59          0.61
 Net realized and unrealized gain
  (loss) on investment transactions         (0.57)        (0.07)         0.28         (0.37)
 TOTAL FROM INVESTMENT OPERATIONS              --          0.50          0.87          0.24
- -------------------------------------------------------------------------------------------
 LESS DISTRIBUTIONS:
 Dividends from net investment
  income                                    (0.57)        (0.57)        (0.59)        (0.61)
 NET ASSET VALUE, END OF YEAR               $8.40         $8.97         $9.04         $8.76
 TOTAL RETURN(2)                            0.09%         5.58%        10.30%         3.16%
- -------------------------------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA                    2000          1999          1998          1997
- -------------------------------------------------------------------------------------------
 NET ASSETS, END OF YEAR (000)            $93,390       $97,629       $84,733       $73,411
 Average net assets (000)                 $97,811       $86,892       $71,425       $39,551
 RATIOS TO AVERAGE NET ASSETS:
 Expenses                                   0.69%         0.68%         0.71%       0.75%(3)
 Net investment income                      6.64%         6.22%         6.67%       6.76%(3)
 Portfolio turnover                           68%          106%           88%          107%



1 INFORMATION SHOWN IS FOR THE PERIOD FROM MARCH 4, 1996 (WHEN CLASS Z SHARES WERE FIRST OFFERED) THROUGH FEBRUARY 28, 1997.
2 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND ANY OTHER DISTRIBUTIONS. IT IS CALCULATED ASSUMING SHARES ARE PURCHASED ON THE FIRST DAY AND SOLD ON THE LAST DAY OF EACH YEAR REPORTED. TOTAL RETURNS FOR PERIODS OF LESS THAN A FULL YEAR ARE NOT ANNUALIZED.
3    ANNUALIZED.

- ------------------------------------------------------------------------------

- -------------------------------------


                                     NOTES

- -------------------------------------------------------------------
42  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852

- ------------------------------------------------


                                     NOTES

- ------------------------------------------------------------------------------

THE PRUDENTIAL MUTUAL FUND FAMILY
- -------------------------------------

Prudential offers a broad range of mutual funds designed to meet your individual needs. For information about these funds, contact your financial adviser or call us at (800) 225-1852. Read the prospectus carefully before you invest or send money.

STOCK FUNDS

PRUDENTIAL EMERGING GROWTH FUND,
  INC.

PRUDENTIAL EQUITY FUND, INC.
PRUDENTIAL EQUITY INCOME FUND
PRUDENTIAL INDEX SERIES FUND
  PRUDENTIAL SMALL-CAP INDEX FUND
  PRUDENTIAL STOCK INDEX FUND
THE PRUDENTIAL INVESTMENT
  PORTFOLIOS, INC.
  PRUDENTIAL JENNISON GROWTH FUND
  PRUDENTIAL JENNISON GROWTH &
     INCOME FUND
PRUDENTIAL MID-CAP VALUE FUND
PRUDENTIAL REAL ESTATE SECURITIES FUND
PRUDENTIAL SECTOR FUNDS, INC.
  PRUDENTIAL FINANCIAL SERVICES FUND
  PRUDENTIAL HEALTH SCIENCES FUND
  PRUDENTIAL TECHNOLOGY FUND
  PRUDENTIAL UTILITY FUND
PRUDENTIAL SMALL-CAP QUANTUM FUND, INC.
PRUDENTIAL SMALL COMPANY VALUE
  FUND, INC.

PRUDENTIAL TAX-MANAGED FUNDS


  PRUDENTIAL TAX-MANAGED EQUITY FUND

PRUDENTIAL 20/20 FOCUS FUND
NICHOLAS-APPLEGATE FUND, INC.
  NICHOLAS-APPLEGATE GROWTH EQUITY FUND

TARGET FUNDS


  LARGE CAPITALIZATION GROWTH FUND


  LARGE CAPITALIZATION VALUE FUND


  SMALL CAPITALIZATION GROWTH FUND


  SMALL CAPITALIZATION VALUE FUND


ASSET ALLOCATION/BALANCED FUNDS
PRUDENTIAL BALANCED FUND
PRUDENTIAL DIVERSIFIED FUNDS
  CONSERVATIVE GROWTH FUND
  MODERATE GROWTH FUND
  HIGH GROWTH FUND
THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
  PRUDENTIAL ACTIVE BALANCED FUND
GLOBAL FUNDS
GLOBAL STOCK FUNDS
PRUDENTIAL DEVELOPING MARKETS FUND
  PRUDENTIAL DEVELOPING MARKETS EQUITY FUND
  PRUDENTIAL LATIN AMERICA EQUITY
     FUND
PRUDENTIAL EUROPE GROWTH FUND, INC.
PRUDENTIAL GLOBAL GENESIS FUND, INC.
PRUDENTIAL INDEX SERIES FUND
  PRUDENTIAL EUROPE INDEX FUND
  PRUDENTIAL PACIFIC INDEX FUND
PRUDENTIAL NATURAL RESOURCES FUND, INC.
PRUDENTIAL PACIFIC GROWTH FUND, INC.
PRUDENTIAL WORLD FUND, INC.

  PRUDENTIAL GLOBAL GROWTH FUND


  PRUDENTIAL INTERNATIONAL VALUE FUND


  PRUDENTIAL JENNISON INTERNATIONAL GROWTH FUND

GLOBAL UTILITY FUND, INC.

TARGET FUNDS


  INTERNATIONAL EQUITY FUND

GLOBAL BOND FUNDS

PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.


PRUDENTIAL INTERNATIONAL BOND FUND, INC.


- -------------------------------------------------------------------
44  PRUDENTIAL GOVERNMENT INCOME FUND, INC.                [LOGO] (800) 225-1852

BOND FUNDS
TAXABLE BOND FUNDS
PRUDENTIAL DIVERSIFIED BOND
  FUND, INC.
PRUDENTIAL GOVERNMENT INCOME
  FUND, INC.
PRUDENTIAL GOVERNMENT SECURITIES
  TRUST
  SHORT-INTERMEDIATE TERM SERIES
PRUDENTIAL HIGH YIELD FUND, INC.
PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.
PRUDENTIAL INDEX SERIES FUND
  PRUDENTIAL BOND MARKET INDEX FUND

PRUDENTIAL SHORT-TERM CORPORATE BOND
  FUND, INC.

  INCOME PORTFOLIO

TARGET FUNDS


  TOTAL RETURN BOND FUND


TAX-EXEMPT BOND FUNDS
PRUDENTIAL CALIFORNIA MUNICIPAL FUND
  CALIFORNIA SERIES
  CALIFORNIA INCOME SERIES
PRUDENTIAL MUNICIPAL BOND FUND
  HIGH INCOME SERIES
  INSURED SERIES
PRUDENTIAL MUNICIPAL SERIES FUND
  FLORIDA SERIES
  MASSACHUSETTS SERIES
  NEW JERSEY SERIES
  NEW YORK SERIES
  NORTH CAROLINA SERIES
  OHIO SERIES
  PENNSYLVANIA SERIES
PRUDENTIAL NATIONAL MUNICIPALS
  FUND, INC.

MONEY MARKET FUNDS
TAXABLE MONEY MARKET FUNDS
CASH ACCUMULATION TRUST
  LIQUID ASSETS FUND
  NATIONAL MONEY MARKET FUND
PRUDENTIAL GOVERNMENT SECURITIES
  TRUST
  MONEY MARKET SERIES
  U.S. TREASURY MONEY MARKET SERIES
PRUDENTIAL SPECIAL MONEY MARKET
  FUND, INC.
  MONEY MARKET SERIES

PRUDENTIAL MONEYMART ASSETS, INC.


TAX-FREE MONEY MARKET FUNDS
PRUDENTIAL TAX-FREE MONEY FUND, INC.
PRUDENTIAL CALIFORNIA MUNICIPAL FUND
  CALIFORNIA MONEY MARKET SERIES
PRUDENTIAL MUNICIPAL SERIES FUND
  CONNECTICUT MONEY MARKET SERIES
  MASSACHUSETTS MONEY MARKET SERIES
  NEW JERSEY MONEY MARKET SERIES
  NEW YORK MONEY MARKET SERIES


COMMAND FUNDS


COMMAND MONEY FUND


COMMAND GOVERNMENT FUND


COMMAND TAX-FREE FUND


INSTITUTIONAL MONEY MARKET FUNDS
PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
  INSTITUTIONAL MONEY MARKET SERIES

- ------------------------------------------------------------------------------

FOR MORE INFORMATION

Please read this prospectus before you invest in the Fund and keep it for future reference. For information or shareholder questions contact
PRUDENTIAL MUTUAL FUND SERVICES LLC
P.O. BOX 15005
NEW BRUNSWICK, NJ 08906-5005
(800) 225-1852
(732) 482-7555 (Calling from outside the U.S.)

Outside Brokers should contact

PRUDENTIAL INVESTMENT MANAGEMENT
SERVICES LLC
P.O. BOX 15035
NEW BRUNSWICK, NJ 08906-5035
(800) 778-8769
Visit Prudential's website at
http://www.prudential.com
Additional information about the Fund can be obtained without charge and can be found in the following documents
STATEMENT OF ADDITIONAL INFORMATION (SAI)
 (incorporated by reference into this prospectus)
ANNUAL REPORT
 (contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance)
SEMI-ANNUAL REPORT

You can also obtain copies of Fund documents from the Securities and Exchange Commission as follows
BY MAIL
Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102
BY ELECTRONIC REQUEST

publicinfo@sec.gov
 (The SEC charges a fee to copy documents.)


IN PERSON
Public Reference Room in Washington, DC
 (For hours of operation, call)
 1-202-942-8090

VIA THE INTERNET
on the EDGAR Database at
http://www.sec.gov

CUSIP Numbers              NASDAQ Symbols

Class A Shares--744339-10-2      PGVAX

Class B Shares--744339-20-1      PBGPX

Class C Shares--744339-30-0      --

Class Z Shares--744339-40-9      PGVZX


Investment Company Act File No. 811-3712


 MF128A
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